File Persuant to 424(b)(3)
SEC  File No. 333-17064

PROSPECTUS

INKA PRODUCTIONS CORP.

3,000,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

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THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7 to 12 of this prospectus.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price arbitrarily by adding a $0.029 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

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The Date of This Prospectus Is:   Februrary 15, 2012

Summary

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.  The terms "Inka Productions" "we," "us" and "our" as used in this prospectus refer to Inka Productions Corp.

We are a development stage company.  We do not have revenues.  We have minimal assets, and have incurred losses since inception.  We intend to commence business operations by producing and performing traditional Peruvian dances both in Peru and the United States.  Peruvian music consists of sounds from Andean panpipes and colorful Inca dancers.  This unique musical tradition blends Spanish, indigenous, and especially African influences into a dynamic, percussive dance style with amazing character and energy.

There are several types of Peruvian dances.  The primary focus of our shows will be to incorporate the following dances into our performances:

•

Festejo – a dance of celebration, which includes a competition between men;

•

Lando – slower tempo dance, derived from matrimonial dance with Angloan roots;

•

Zamacueca – heavily Spanish influenced version of the Lando; and

•

Alcatraz – tells a humorous story with two dancers trying to light a piece of cloth on their back ends, or avoid being lit.

We have no revenues, have achieved significant losses since inception, have had only limited operations and have been issued a going concern opinion by our auditors.  We have incurred a net loss of  $22,816 since March 15, 2010 (date of inception) to October 31,  2011 and a net loss of  $9,627 for the year ended October 31, 2011.  Our significant expenses  from inception (March 15, 2010) to October 31, 2011  consist of  $21,380 for professional fees and $1,436  for office and general expenses.  As of January 14, 2012 , we have cash on hand in the amount of  $9,555.  We intend to generate revenue mainly through ticket sales from our performances as well as fees earned from people hiring our dancers to perform (i.e. private performances).  We have a monthly burn rate of approximately $400.  At present, our current capital will allow us to last another  23 months without obtaining any additional funding.  We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy.  We estimate the costs of our training program which we will be the first step of our business plan that we need to compete will be $80,000.  Therefore, we will need to raise at least an additional  $70,445 in additional funds to be able to continue our operations and execute our business plan and attempt to make our business profitable.  To date, we have not yet taken any steps to secure these additional funds and currently have no plans to do so.  We intend to seek this additional financing once we become a publicly traded entity; however, there is no guarantee that we will ever become publicly traded or that the financing we need will be available when needed.  Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences or other terms.  Our inability to obtain financing will inhibit our ability to implement our development strategy, which could require us to diminish or suspend our operations and possibly cease our operations.

We were incorporated on March 15, 2010 under the laws of the state of Nevada.  Our principal office is located at IV Etapa Pachacamac, MZ H2 Lot 31 Barrio 2, Sector 1, Villa el Salvador, Lima, Peru.  Our telephone number is 886 963 080 887.

The Offering:

Securities Being Offered	Up to 3,000,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price arbitrarily by adding a $0.029 premium to the last sale price of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 3,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued And to be Issued	8,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for quotation on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	October 31, 2011 (Audited)	As of October 31, 2010 (Audited)
Balance Sheet
Total Assets	$7,903	$1,312
Total Liabilities	$27,719	$11,501
Stockholders’ Deficit	$(19,816)	$(10,189)
	For the year ended October 31, 2011 (Audited)	Results of operations from March 15, 2010 (date of inception) to October 31, 2011 (unaudited)
Income Statement
Revenue	$-	$-
Total Expenses	$9,627	$22,816
Net Loss	$(9,627)	$(22,816)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

OUR LACK OF OPERATING HISTORY MAKES IT DIFFICULT FOR US TO EVALUATE OUR FUTURE BUSINESS PROSPECTS AND MAKE DECISIONS IN IMPLEMENTING OUR BUSINESS PLAN.  YOU ARE UNABLE TO DETERMINE WHETHER WE WILL EVER BECOME PROFITABLE, WHICH INCREASES YOUR INVESTMENT RISK.

We did not begin operations until March 15, 2010.  We have no operating history.  Our business plan is speculative and unproven.  There is no assurance that we will be successful in executing our business plan or that, even if we successfully implement our business plan, we will ever generate revenues or profits, which makes it difficult to evaluate our business.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues, or expenses.  If we make poor operational decisions in implementing our business plan, we may never generate revenues or become profitable or incur losses, which may result in a decline in our stock price.

WE HAVE NOT CONDUCTED A FEASIBILITY STUDY TO DETERMINE THE POSSIBLE MARKET FOR THE KIND OF DANCE ENTERTAINMENT THAT WE INTEND TO PROVIDE.

We did not conduct a feasibility study to help determine the kind of dance entertainment that we intend to provide, As a consequence, it is difficult, to forecast the market we intend on entering.  Because of this uncertainty, we may never generate revenues or becomeprofitable or incur losses, which may result in a decline in our stock price.

THERE IS A VERY LIKELY POSSIBILITY THAT A MORE WELL CAPITALIZED FIRM COULD HIRE OUR DANCERS AWAY FROM US OR HIRE BETTER DANCERS THAN THE ONES WE ARE ABLE TO.

We are susceptible to losing our dancers to rival and competing firms that are better capitalized than us.  This will put us in a very precarious position, as we would need to begin the recruitment process all over again, as well as provide the proper and training.  We may not be able to replace the dancers we lose with dancers of similar skills, abilities and qualifications.

Because of our lack of financing, we may not be able to hire the best dancers available.  Other firms that are better capitalized will be able to outbid us for their services and provide a greater financial incentive for the dancers to work for their company, rather than ours.

WE ARE AN UNDERCAPITALIZED FIRM, THUS WE MAY LACK SUFFICIENT FUNDS FOR EFFECTIVE ADVERTISING.

We may not have the sufficient funds for effective advertising, which may hinder our ability revenues or become profitable.  This would result in a decline in our stock price.  Without effective advertising, our main source of revenue, ticket sales, will suffer greatly, as awareness and promotion of our shows will be very minimal.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE, AS A GOING CONCERN, AS A RESULT OF OUR LACK OF REVENUES AND FINANCIAL RESOURCES, AND IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUE OR SECURE FINANCING, WE MAY BE REQUIRED TO CEASE OR CURTAIL OUR OPERATIONS.

Our lack of operating history and financial resources raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty, and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.  If we do not or commence our operations, secure financing, and related activities or if we do not secure funding to implement our business plan, we estimate current available financial resources will sustain our operations only through the next few months, and then only if continued funding by the management of the company.

Because we will need additional capital to implement our business plan and may not be able to obtain sufficient capital, we may be forced to limit the scope of our operations, and our revenues may be reduced.

In connection with implementing our business plans, we will experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments.  Our capital needs will depend on numerous factors, including the following:

-our profitability;

-our ability to secure financing;

-our ability to generate revenues; and

-our ability to attract and retain customers.

We cannot assure you that we will be able to obtain capital in the future to meet our needs.  We have no sources of financing identified.  If we cannot obtain additional funding, we may be required to:

-limit our ability to implement our business plan;

-limit our marketing efforts; or

-decrease or eliminate capital expenditures.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us.  Any future capital investments could dilute or otherwise adversely affect the holdings or rights of our existing shareholders.  In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock.  Any additional financing may not be available to us, or if available, may not be on terms favorable to us.

WE ARE A DEVELOPMENT STAGE COMPANY THAT HAS LIMITED OPERATING HISTORY AND HAS EARNED NO REVENUES.

Since our inception, we have devoted our activities to the following:  developing our business plan, determining the market for our services, developing a business marketing plan and capital formation.  We have generated no revenues since inception.  There is substantial doubt about our ability to continue, as a going concern, over the next twelve months.  We intend to generate revenue mainly through ticket sales from our performances.  The Company is in the initial development stage and has incurred losses since inception totaling  $22,816 through October 31, 2011.

IF ROXANA GLORIA CANDELA CALIXTO, OUR SOLE OFFICER, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our sole officer and director, Roxana Gloria Candela Calixto, for the future success of our business.  The loss of the services of Ms. Calixto could have an adverse effect on our business, financial condition and results of operations.  If she should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.  We do not carry any key personnel life insurance policies on Ms. Calixto and we do not have a contract for her services.

BECAUSE WE HAVE ONLY ONE OFFICER WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer.  She has no formal training in financial accounting and management; however, she is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls.  While Ms. Calixto has no formal training in financial accounting matters, she has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus.  When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them.  Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that she will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors.

WE MAY HAVE DIFFICULTY ATTRACTING AND RETAINING SKILLED PERSONNEL.  OUR FAILURE TO DO SO COULD CAUSE US TO GO OUT OF BUSINESS.

Our future success will depend in large part on our ability to attract and retain highly skilled management, sales, marketing, and finance personnel.  Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting or retaining such personnel.  Failure to attract and retain such personnel could have a material adverse effect on our operations and financial condition or cause us to go out of business.

WE WILL NEED SIGNIFICANT CAPITAL REQUIREMENTS TO CARRY OUT OUR BUSINESS PLAN, AND WE WILL NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED, WHICH COULD CAUSE US TO DISCONTINUE OUR OPERATIONS.

We will require significant expenditures of capital in order to acquire and develop our planned operations.  We may not be able to raise sufficient amounts from our planned sources.  In addition, if we drastically underestimate the total amount needed to fully implement our business plan, our ability to continue our business will be adversely affected.

Our ability to obtain additional financing is subject to a number of factors, including market conditions, investor acceptance of our business plan, and investor sentiment.  These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us.  If we are unable to raise additional financing, we will have to significantly reduce our spending, delay or cancel planned performances or substantially change our current corporate structure.  In such an event, we intend to implement expense reduction plans in a timely manner.  However, these actions would have material adverse effects on our business, revenues, operating results and prospects, resulting in a possible failure of our business.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.  OUR INABILITY TO SUCCESSFULLY OPERATE AS A PUBLIC COMPANY COULD CAUSE YOU TO LOSE YOUR ENTIRE INVESTMENT.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

BECAUSE THE COMPANY’S HEADQUARTERS AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is a non-U.S. resident.  In addition, our office is established in Peru.  Consequently, it may be difficult for investors to affect service of process on Ms. Calixto in the United States and to enforce in the United States judgments obtained in United States courts against Ms. Calixto based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Peru it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

WE MAY BE SUSCEPTIBLE TO AN ADVERSE EFFECT ON OUR BUSINESS DUE TO THE CURRENT WORLDWIDE ECONOMIC CRISIS

Our market and sales results could be greatly impacted by the current worldwide economic crisis, making it difficult to reach sales goals, and thus we may not be able to attain profitability and may have to cease or discontinue operations.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 8,000,000 shares are issued and outstanding.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders.  We may value any common stock issued in the future on an arbitrary basis and below market value.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

RISKS RELATED TO OUR OFFERING

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK’ RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC.  We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

YOUR PERCENTAGE OWNERSHIP IN US MAY BE DILUTED BY FUTURE ISSUANCES OF CAPITAL STOCK, WHICH COULD REDUCE YOUR INFLUENCE OVER MATTERS ON WHICH STOCKHOLDERS VOTE.

Our Board of Directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options or shares that may be issued to satisfy our payment obligations.  Issuances of additional common stock would reduce your influence over matters on which our stockholders vote.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO EARN A RETURN ON YOUR INVESTMENT WITH US.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock. Therefore, you may have difficulty earning a return on your investment with us.

BECAUSE WE HAVE NOMINAL ASSETS AND NO SIGNIFICANT REVENUE, WE ARE CONSIDERED A "SHELL COMPANY" AND WILL BE SUBJECT TO MORE STRINGENT REPORTING REQUIREMENTS.  ALL SHAREHOLDERS WITH RESTRICTED SHARES OF COMMON STOCK OF THE COMPANY WILL BE SUBJECT TO THE LIMITATIONS OF USING RULE 144 AS DESCRIBED IN RULE 144(I) OF THE SECURITIES ACT

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until (1) we have ceased to be a “shell company"; (2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, (3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144.  Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.  Lastly, any shares held by affiliates will be subject to the resale restrictions of Rule 144(i).

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.   We determined this offering price arbitrarily, by adding a $0.029 premium to the last sale price of our common stock to investors.  Currently the company is not listed on the OTCBB and there is no assurance that the stock will ever be so listed.

Dilution

Not applicable.  We are not offering any shares in this registration statement.  All shares are being registered on behalf of our selling shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,000,000 shares of common stock offered through this prospectus. Each of the selling shareholders may be a deemed underwriter . These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

-

the number of shares owned by each prior to this offering;

-

the total number of shares that are to be offered for each;

-

the total number of shares that will be owned by each upon completion of the offering; and

-

the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Ruth Isabel Motta Huari	100,000	100,000	Nil	Nil
Ysabel Martha Sanchez Figueroa De Acuna	100,000	100,000	Nil	Nil
Luz Rebeca Delgado Cajacuri	100,000	100,000	Nil	Nil
Neri Chavez Lezama	100,000	100,000	Nil	Nil
FelicitaVicerrel Llancari	100,000	100,000	Nil	Nil
Edgar Franklin Costa Saldarriaga	100,000	100,000	Nil	Nil
Karin Katherin Muga Rojas	100,000	100,000	Nil	Nil
Andrea Patricia Acuna Seminario	100,000	100,000	Nil	Nil
Jenny July Flores Lozano	100,000	100,000	Nil	Nil
Maria Antonieta Delgado Mendez	100,000	100,000	Nil	Nil
Ana Maria Calixto Fernandez (1)	100,000	100,000	Nil	Nil
Alejandrina Gladys Raez Polo	100,000	100,000	Nil	Nil
Javier Martin Palomino Chumbes (2)	100,000	100,000	Nil	Nil
Claudia Angelica Torres Raez	100,000	100,000	Nil	Nil
Judith Isabel Sanchez Jimenez	100,000	100,000	Nil	Nil
Miguel Angel Torres Raez	100,000	100,000	Nil	Nil
Jhoel Eduardo Arturo Calixto (2)	100,000	100,000	Nil	Nil
Jimmy Francisco Alfredo Palomino (2)	100,000	100,000	Nil	Nil
Ana Maria Araujo Chacon	100,000	100,000	Nil	Nil
Elba Angelica Calixto Fernandez (1)	100,000	100,000	Nil	Nil
Rosario Amelia Atoche Saldana	100,000	100,000	Nil	Nil
Nelly Rosa Heredia Anco	100,000	100,000	Nil	Nil
Erika Marlene Fuentes Villagomez	100,000	100,000	Nil	Nil
Gaby Margarita Manrique Sotomayor	100,000	100,000	Nil	Nil
Jasmin Alessandra Alfaro Lopez	100,000	100,000	Nil	Nil
Harold Enrique Calixto Raez	100,000	100,000	Nil	Nil
JhefersonUber Camones Flores	100,000	100,000	Nil	Nil
Mery Dalila Martinez Lizana	100,000	100,000	Nil	Nil
Deysi Marylin Monchon Casafranca	100,000	100,000	Nil	Nil
Cenaida Medalit Gutierrez De La Cruz	100,000	100,000	Nil	Nil

(1)        Aunt of our sole officer and director Roxana Gloria Candela Calixto.

(2)        Cousin of our sole officer and director Roxana Gloria Candela Calixto.

Besides the above, there are no relationships between our selling shareholders and our sole officer and director.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 8,000,000 shares of common stock outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or a broker-dealer affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities. The selling shareholders named herein might be deemed underwriters of the shares of common stock which they are offering.

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined the offering price arbitrarily by adding a $0.029 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

-

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-

contains a toll-free telephone number for inquiries on disciplinary actions;

-

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-

bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of October 31, 2011 , there were 8,000,000 shares of our common stock issued and outstanding that are held by 31 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dean Law Corp. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Organization

Inka Productions Corp. was incorporated pursuant to the laws of the State of Nevada on March 15, 2010.

We are a development stage company that has limited operating history and has earned no revenues. We have never declared bankruptcy, receivership, or any similar proceedings nor have we had any material reclassifications, mergers, consolidations, or purchases or sales of a significant amount of assets not in the ordinary course of business.

Currently, we have no patents, trademarks, licences, franchises, concessions, royalty agreements or labour contracts.

Since our inception, we have devoted our activities to the following:  developing our business plan, determining the market for our services, developing a business marketing plan and capital formation. Currently we have one full-time employee, our sole officer and director.

We have generated no revenues since inception.  There is substantial doubt about our ability to continue, as a going concern, over the next twelve months.

We intend to generate revenue mainly through ticket sales from our performances as well as from fees obtained by private individuals or entities who wish to book our performers for either a private show or to resell tickets themselves (event promoters). We will determine ticket prices prior to booking our first performance.  There will be numerous factors that will be considered when determining ticket prices, including: costs, salaries, equipment, personnel, advertising, competition and profitability.  We will offer reasonable prices to our future customers with the hopes of maintaining those customers and receiving referrals through customers’ own networks.  We are in a highly competitive industry, thus we will need to find the right balance of earning a profit and providing our customers with reasonable and affordable pricing to attract as many customers as possible.  We will have other sources of revenue as well. However, there is no guarantee that we will ever be successful at generating revenues. We will be seeking sponsors to help us promote and advertise our shows in the various communities we travel to.  If the opportunity presents itself, there may be a possibility of doing our show in conjunction with another company that is very well known in the local community of where our show is being held, who may be able to do an opening segment to our show.  This is a great promotional tool which will bring our company publicity, while capitalizing on the local popularity that is already established by the other company.  We will intend on seeking this type of partnership once the site of our shows are determined, at a future date.

Our plan is to perform our shows in various major cities across the United States and throughout Peru, although we have not yet taken any steps to put on dance performances in any major city, including Chicago, Las Vegas and Huancayo and we currently have insufficient funds to implement these plans.  We intend to conduct our very first show in Chicago, Illinois.  Chicago makes more financial sense, although Las Vegas, Nevada was our first preference.  The costs associated with our performances will be too high if conducted initially in Las Vegas, so we have decided to perform in other markets, earn some revenues, and ultimately put on our biggest and most extravagant performance, in terms of the United States, in Las Vegas.  There is no guarantee that we will be successful in putting on a performance, or earning any revenues.  When we move over to Peru for our performances, we will initially start in Huancayo, which is located in the Junin region.  The population of  over 400,000 people in Huancayo gives a large potential client base to work with, yet not having the same types of costs as our ultimate destination of Lima.

Since we are in the entertainment industry, we have numerous competitors that we are competing with for the general population’s support.  For example , we would also be dealing with local arts centers and the performances they put on, including some of the following: ballets, operas, concerts, and comedy shows.  We will need to find a date where we would not be conflicting with any of the local popular events.  Preference will be given to a date or dates that do not have many or any competing events on them.

For our business to be successful, we will be dependent on people purchasing tickets to our shows.  However, due to the current economic conditions, disposable income for the general population is not very high, thus, money spent on entertainment purposes is decreasing significantly.  We need to provide a very affordable and enjoyable form of entertainment to be able to attract customer in our industry.  There is no guarantee that we will be successful with our planned business endeavors.

Recruitment Process

There are a series of steps we must follow in order for our business to become operational, and ultimately, profitable.  To become operational, our very first step will be to hire a certified professional trainer.  This step is the most critical for our company to ensure we become fully operational.  Once we have this person in place, then they can lead the rest of the recruitment process, using their own experiences, knowledge and vision of what the right candidates should be, to hire the actual dancers who will be performing in our shows.  We estimate that it may take up to 3 months to find the ideal candidate.  We intend to offer a salary of up to $30,000 per year depending on the trainer’s previous experience, although we currently do not have any funds available with which to pay this salary to a trainer.

The next step will be to hire the dancers that will be performing in our shows.  The head trainer we previously hired will lead the recruitment process from here on.  They will have the final say on which candidates will be hired.  We will put out job ads in Peru and in the United States outlining the requirements needed, including some background and experience in the types of dances and performances we are going to perform, as well as having a deep passion for this type of entertainment.  We will hold several live auditions in popular locations in Peru and in the most ethnically diversified locations in the United States.  We feel auditions are the best way to determine the actual skill sets of each potential candidate, as someone with the most decorated resume, may not be able to actually perform these very unique and traditional dances with the grace and poise that we are looking for.  We expect this process to take approximately 6 months to 1 year, due to the amount of travelling we will need to do and finding available studio times in the various locations as well as finding the proper accommodations. We will be offering wages of $5,000 for each trainee for the 6 month training period.  After that time, their yearly salary will be negotiated depending on how well they completed the training program.  We anticipate that average salaries will range from between $12,000 to $18,000 per year per performer; however, we currently do not have funds available with which to pay salaries to performers.

We are initially looking to hire 8 dancers that fit the requirements we are looking for.  This will allow us to be able to perform the various types of dances we want and provide great entertainment for our customers.  In our estimate, the training program will take 6 months to complete.  We will hold several dress rehearsals and will only conclude the training once we feel all our dancers are fully prepared for the shows and once we feel that the program for the first show we will have, is going to be flawless.  While we are engaged in training our dancers, we will begin to actively market and advertise our services both throughout the US and in Peru.

After our training program is complete, we will begin our performances, both public dances where we sell tickets and collect the gate revenue, as well as private shows where we are paid a flat fee and the person who hires us then collects the receipts from ticket sales.  There is no guarantee that will be able to successfully implement our business plan, begin our operations or obtain profitability. The cost for booking  our first show  in an American state  where we sell tickets  will be approximately  $40,000 , depending on the specific city.  The first show will be more expensive as we will be required to pay for and obtain the visas for our performers as well as pay the costs for the airfare from and to Peru.  Subsequent shows that we put on in the 6 month period after we obtain the visas will cost approximately $15,000.  The costs for our first show include the following:

Description	Costs
Advertising	$1,500
One way International Airfare from Peru to USA ($650 x 9) (8 dancers and 1 trainer).	$5,850
One way Domestic Airfare within USA	$1,800
One way International Airfare from USA to Peru	$4,500
Hotel costs for 1 week, negotiated group rate of rooms for reserving a block of rooms at the hotel ($100 room x 5 rooms x 7 days)	$3,500
Food and miscellaneous	$4,415
Venue Rental	$2,000
Visa Cost ($1,715 per person (good for 6 months) x 9 people)	$15,435
Production Costs (lighting, costumes, miscellaneous)	$1,000
Total	$40,000

As mentioned above, costs for subsequent shows (within the 6 months following obtaining the requisite visas) will cost approximately $15,000.  The costs for subsequent shows include the following:

Description	Costs
Advertising	$1,500
One way Domestic Airfare within USA	$1,800
Hotel costs for 1 week, negotiated group rate of rooms for reserving a block of rooms at the hotel ($100 room x 5 rooms x 7 days)	$3,500
Food and miscellaneous	$5,200
Venue Rental	$2,000
Production Costs (lighting, costumes, miscellaneous)	$1,000
Total	$15,000

We estimate our cost for shows in an American state where we are paid a flat fee will be approximately $5,000.  This figure will consist solely of food and miscellaneous costs as we will negotiate the costs of airfare, visas and other costs into our flat fee charge to the person or group that hires us.

Currently, we have no funds with which to schedule any performances and we have no current plans to raise such funds until we become a publicly traded entity; however, there is no guarantee that we will ever become publicly traded or that the financing we need will be available when needed.

We intend to provide funding for our activities, if any, through a combination of private placements of our equity securities, the public sales of equity securities and borrowing from commercial lenders or our president.  Our president has orally agreed to provide us necessary funding to maintain minimal operations and fund the cost of our becoming a public company.  We have no agreement, commitment or understanding to secure any such funding from any other source.

Business

We intend to commence business operations by producing and performing traditional Peruvian dances both in Peru and the United States.  We need to hire and train the right personnel to be able to perform these dances at the highest level.  We are developing a recruitment strategy to attract the highest skilled performers available in this industry.  We are also devising a very intense training program which will teach all of our performers the necessary skills and give them the confidence to perform at the level we want to attract and retain customers in both Peru and across the United States.  The profitability of our company depends greatly on our ability to attract customers at the numerous performances we will put on.  Effective marketing and competitive pricing are two major components that will determine our profitability.

Peruvian Dance Overview

Afro-Peruvian dance has its roots in the communities of black slaves, who were brought to work in the mines along the Peruvian coast.  However, as it developed, particularly in the 20th century, it drew on Andean and Spanish, as well as African traditions, while its modern exponents also have affinities with Andean nueva cancion.  This unique musical tradition has amazing character and energy.

There are several types of Peruvian dances.  The primary focus of our shows will be to incorporate the following dances into our performances:

·

Festejo;

·

Lando;

·

Zamacueca; and

·

Alcatraz.

Festejo Dance

The Festejo, as its name suggests, derives from festive music (from "fiesta," Spanish for party.)  The festejo is the most joyous of Afro-Peruvian music styles.  The festejo originates back to the era of slavery in Peru.  The festejo is a competition of men, a male circular confrontation, a series of fighting rhythms.  The men carried the cajones in this musical competition reminiscent of Brazilian capoiera.  Today, the festejo dances closely reflect their festive name.  The movements are extremely sensual and undulating, as the body talks, dancing exactly with the rhythm.  Every sound triggers a movement by the body.  The dancers follow each strike of the instruments in this sensual communication.  Backing instruments include a guitar, cajón and the quijada, plus a lead vocalist and backing singers.

Lando Dance

The Lando originates from a dance in Angola called "londu" that came with the slaves when they arrived in Brazil from Angola.  Even today, the "londo" exists in Brazil.  The Peruvian lando has become so closely associated with Black Peruvian music (such as the "son" to Cuba and the "samba" to Brazil) that it has almost become "the" sound of Black Peru.  The lando is a mix of both Spanish and African rhythms.  Many of these slower and mid-tempo ballads have become Peruvian anthems.

Zamacueca Dance

The Zamacueca is a dance whose history over time has been debated.  Some say it originated in Chile as the Cueca and traveled to Peru.  Others argue that the Zamacueca came from the African slaves in Peru who laughed at the stiff colonial dances of the Spanish and invented their own dance known as Samba (for an African woman) and Chueca (meaning crooked dancer) resulting in this festive dance known as the Zamacueca.  The Zamacueca is performed with the flirtatiousness and playfulness of the Afro-Peruvian tradition.

Alcatraz Dance

The Alcatraz is one of the most flirtatious and erotic dances in the world.  It is also a dance with a remarkable sense of humor.  This is a couple's dance.  Traditionally, the woman has a piece of tissue on her behind while the man dances with a lit candle.  If the man can light the woman's fire, she is his.  It is one of the most spectacular parts of Peruvian music live shows.  The dancers are dressed in white, the women in short white skirts.  They proceed to gyrate wildly swinging and swaying their hips to avoid being lit.  Eventually, one of the dancers succeeds and the "burning dancer" gyrates uncontrollably until finally collapsing and grinding against the floor to put out the flames.  Needless to say, the Alcatraz was forbidden by the colonial authorities during the slavery period for being "immoral."  But in fact, this dance, which is full of energy, excitement and a sense of danger, captures the true Peruvian experience.

Competition

We plan to enter the dance performance business which is a highly diverse industry with numerous small private companies.  There are several different dance genres within this industry, thus the competition to attract consumers is very high.  Not only will we have to deal with other companies in Peruvian dance segment, we will also be in direct competition with other dance sectors.  Competition in this market revolves around performance, reviews, price and quality.

Compliance with Government Regulation

We currently do not have substantial operations.  However, once we do have substantial operations, our business will be affected by numerous laws and regulations.  To ensure that our operations are conducted in full and substantial regulatory compliance, as part of our current internal procedures and policies, we will verify and ensure that all of our workers meet the regulatory requirements to be able to work in both Peru and the United States.  As our performers will be travelling throughout and to and from these countries, they will be required to have all the appropriate regulatory paper work and work permits.  This is a critical aspect for us in the hiring process.  We will educate and assist each potential performer on the procedures to obtain the proper clearance, as English may not be the primary language spoken or written.

For our performers based in the U.S. who will be travelling to Peru, they will be required to purchase return or onward tickets.  As well they will be required to produce all documents required for onward travel and proof of funds.  Visas need to be obtained in advance of arriving in Peru.  It is recommended that passports have at least six months validity remaining after the intended date of departure from the United States.  The work visas are generally valid for a period up to 183 days at time. There is no additional fee required to obtain work visas for US citizens to work in Peru.

For our performers based in Peru wanting to obtain work visas in the United States, they will want to apply for P3 visas.  P3 Visas are available to foreign nationals coming temporarily to the United Sates to perform, teach, or coach as artists or entertainers, individually or as part of a group under a commercial or non-commercial program that is culturally unique.

To be eligible for the P3 visa, you must be coming to the U.S. to perform, teach or coach in a specific field such as a unique or traditional ethnic, cultural, musical, folk, artistic or theatrical performance or presentation.  The applicant must also prove that they are coming to the U.S. to develop, understand, promote or facilitate a culturally unique art form; that they perform essential support services for a P3 artist or entertainer, which cannot be performed by U.S. workers; that they have the appropriate qualifications, knowledge and experience in providing support services to artists and entertainers; that they are being sponsored by a cultural, educational, or governmental organization; or that they have achieved national or international recognition or acclaim in the culturally unique program you shall perform.

The process to obtain proper clearance is very specific and there are several stringent requirements to be met, thus these will all need to be explained in great detail to each potential performer, to eliminate unwanted and unnecessary delays and expenses if someone is determined to not meet the basic requirements, thus allowing us to move forward and search for other candidates and save expenses on candidates we know will unfortunately not be able to be a part of our team

Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both.  Moreover, changes in any of these laws and regulations could have a material adverse effect on business.  In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

The P3 visas generally take up to 12 to 16 weeks to obtain, however, for an additional fee of $1,000, the processing time is cut to 2 to 4 weeks, and if you do not hear a response within that time period, you are reimbursed the additional $1,000 fee you pay.  The cost of obtaining the P3 visa is $1,715 USD for the standard processing time or $2,940 for the premium processing time.  The cost of obtaining these visas will be paid for by us, although we currently do not have funds available with which to obtain visas for performers.

Currently we do not have substantial operations and believe that once we do have substantial operations, they will comply in all material respects with applicable laws and regulations, and that the existence and enforcement of such laws and regulations have no more restrictive an effect on our operations than on other similar companies in this  industry.  We do not anticipate any material capital expenditures to comply with federal and state requirements.

Employees

Currently we have one full-time employee, Roxana Gloria Candela Calixto, who is involved in management.   There are no part-time employees.

Research and Development Expenditures

We have not incurred any research or development expenses.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our business office is located at IV Etapa Pachacamac, MZ H2 Lot31 Barrio 2, Sector 1, Villa el Salvador, Lima, Peru.  Our telephone number is 886 963 080 887.  We do not pay any rent for our office.

Legal Proceedings

We are not currently a party to any legal proceedings.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 31 registered shareholders.

Rule 144 Shares

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

·

1% of the total number of securities of the same class then outstanding, which will equal 80,000  shares as of the date of this prospectus; or

·

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Currently, we are a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended and Rule 144 is not available for the resale of securities issued by any issuer that is or has been at any time previously a shell company unless the following conditions have been met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
·

As of the date of this prospectus none of our shares are eligible for resale pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

Our plan of operation for the next twelve months following the date of this prospectus is to enter into a recruitment program to find the best available talent available to be able to perform the dances which will be a part of our performances.  As part of the recruitment process, we will be ensuring that each potential future employee meets the requirements to obtain all the regulatory paper work to be able to work in both Peru and the United States.  Once we have concluded the recruitment process, we will begin our very intense training program. Currently, we have no funds with which to implement our business plan and we have no current plans to raise such funds until we become a publicly traded entity; however, there is no guarantee that we will ever become publicly traded or that the financing we need will be available when needed.  Our President has agreed to provide us funding necessary to cover our operations until we become a public company, although there is no guarantee that we will ever become publicly traded.

As part of the recruitment process, we will need to spend a considerable amount of money on advertising and marketing to help attract the highest skilled talent available.  There will also be expenditures related to legal fees, administrative, support and overhead costs. We estimate the expenses of the recruitment process will be approximately  $80,000 in total.

Currently, we have no funds with which to initiate the recruitment process and we have no current plans to raise such funds until we become a publicly traded entity; however, there is no guarantee that we will ever become publicly traded or that the financing we need will be available when needed.

We intend to generate revenue mainly through ticket sales from our performances as well as from fees obtained by private individuals or entities who wish to book our performers for either a private show or to resell tickets themselves (event promoters).  We will determine ticket prices prior to booking our first performance.  There will be numerous factors that will be considered when determining ticket prices, including: costs, salaries, equipment, personnel, advertising, competition and profitability.  We will offer reasonable prices to our future customers with the hopes of maintaining those customers and receiving referrals through customers’ own networks.  We are in a highly competitive industry, thus we will need to find the right balance of earning a profit and providing our customers with reasonable and affordable pricing to attract as many customers as possible.  We will have other sources of revenue as well. However, there is no guarantee that we will ever be successful at generating revenues. We will be seeking sponsors to help us promote and advertise our shows in the various communities we travel to.  If the opportunity presents itself, there may be a possibility of doing our show in conjunction with another company that is very well known in the local community of where our show is being held, who may be able to do an opening segment to our show.  This is a great promotional tool which will bring our company publicity, while capitalizing on the local popularity that is already established by the other company.  We will intend on seeking this type of partnership once the site of our shows are determined, at a future date. We estimate that advertising will cost us $15,000 total from the date of this prospectus up until the date of our very first performance.   This includes advertising in local newspapers, internet ads, television and radio commercials, flyers and bill boards.  This estimate covers the cost for both our public and private dances for both the United States and Peru. Currently, we have no funds with which to begin advertising our business and we have no current plans to raise such funds until we become a publicly traded entity; however, there is no guarantee that we will ever become publicly traded or that the financing we need will be available when needed.

Our plan is to perform our shows in various major cities across the United States and throughout Peru,  although we have not yet taken any steps to put on dance performances in any major city, including Chicago, Las Vegas and Huancayo and we currently have insufficient funds to implement these plans.  We intend to  our very first show in Chicago, Illinois.  Chicago makes more financial sense, although Las Vegas, Nevada was our first preference.  The costs associated with our performances will be too high if conducted initially in Las Vegas, so we have decided to perform in other markets, earn some revenues, and ultimately put on our biggest and most extravagant performance, in terms of the United States, in Las Vegas.  There is no guarantee that we will be successful in putting on a performance, or earning any revenues.  When we move over to Peru for our performances, we will initially start in Huancayo, which is located in the Junin region.  The population of  over 400,000 people in Huancayo gives a large potential client base to work with, yet not having the same types of costs as our ultimate destination of Lima.

Since we are in the entertainment industry, we have numerous competitors that we are competing with for the general population’s support   For example, we would also be  competing with local arts centers and the performances they put on, including some of the following: ballets, operas, concerts, and comedy shows.  We will need to find a date where we would not be conflicting with any of the local popular events.  Preference will be given to a date or dates that do not have many or any competing events on them.

We will have more details about our first show once we begin the actual process of training the dancers, which we estimate to take about 6 months to complete.  From the beginning of training, we will start our efforts to make all the necessary arrangements for advertising and promoting our show.

21

Operational Plan

There are a series of steps we must follow in order for our business to become operational, and ultimately, profitable. To date, we have not yet taken any steps to hire a certified professional trainer, to hire dance performers, or to initiate a training program for our dancers.

To become operational, our very first step will be to hire a certified professional trainer.  This step is the most critical for our company to ensure we become fully operational.  Once we have this person in place, then they can lead the rest of the recruitment process, using their own experiences, knowledge and vision of what the right candidates should be, to hire the actual dancers who will be performing in our shows.  Since this step is the so crucial to our success, we will not rush first step, as hiring the right person will be the key to having a fully successful program.  We estimate that it may take up to 3 months to find the ideal candidate.

The next step will be to hire the dancers that will be performing in our shows.  The head trainer we previously hired will lead the recruitment process from here on.  They will have the final say on which candidates will be hired.  We will put out job ads in Peru and in the United States outlining the requirements needed, including some background and experience in the types of dances and performances we are going to perform, as well as having a deep passion for this type of entertainment.  We will hold several live auditions in popular locations in Peru and in the most ethnically diversified locations in the United States. We intend to provide funding for hiring and training performers through a combination of private placement of our equity securities, the public sales of equity securities and borrowing from commercial lenders or our president. Our president has orally agreed to provide us necessary funding to maintain minimal operations for the short term duration and fund the cost of our becoming a public company. We have no agreement, commitment or understanding to secure any such funding from any other source. We feel auditions are the best form of actually determining the actual skill sets of each potential candidate, as someone with the most decorated resume, may not be able to actually perform these very unique and traditional dances with the grace and poise that we are looking for.  We expect this process to take upwards of 6 months to 1 year, due to the amount of travelling we will need to do and finding available studio times in the various locations as well as finding the proper accommodations. As of now, we intend to conduct our auditions, for the United States, in the following locations:

City	State	Location
Seattle	Washington	Northwest
Los Angeles	California	Southwest
Topeka	Kansas	Central
Atlanta	Georgia	Southeast
New York	New York	Northeast

These locations have been strategically chosen largely based on their location, as well as being ethnically diverse.  By having an audition in the Northwest, Southwest, Central, Southeast, and Northeast America, we are making it easier for potential dancers to be able to attend at least one of our auditions, no matter where they are located, as there should be at least one audition near them.

The audition in Peru, will be held in:

City	Location
Chiclayo	Northwest
Nazca	Southwest
Lima	Central
Iquitos	Southeast
Cuzco	Northeast

These locations have been strategically chosen largely based on their location, as well as being ethnically diverse.  By having an audition in the Northwest, Southwest, Central, Southeast, and Northeast Peru, we are making it easier for potential dancers to be able to attend at least one of our auditions, no matter where they are located, as there should be at least one audition near them.

We are initially looking to hire 8 dancers that fit the requirements we are looking for.  This will allow us to be able to perform the various types of dances we want and provide great entertainment for our customers.  In our estimate, the training program will take 6 months to complete.  We will hold several dress rehearsals and will only conclude the training once we feel all our dancers are fully prepared for the shows and once we feel that the program for the first show we will have, is going to be flawless.  While we are engaged in training our dancers, we will begin to actively market and advertise our services both throughout the US and in Peru. The training program will be held in Chicago, Illinois, the same location as our first performance, to allow us to gain some familiarity with the location and the local population, as well as have our accommodations and transport arrangements already settled well in advance.

We are estimating a cost of approximately $2,500 a month for leasing space for our training program.

After our training program is complete, we will begin our performances, both public dances where we sell tickets and collect the gate revenue, as well as private shows where we are paid a flat fee and the person who hires us then collects the receipts from ticket sales.  There is no guarantee that will be able to successfully implement our business plan, begin our operations or obtain profitability.

We estimate the total cost of the 6 month training program to be $80,000, which is broken down as follows:

Cost	Amount
Monthly Rent ($2,500 x 6 months)	$15,000
Dancer Salary ($5,000 x 8 dancers)	$40,000
Trainer Salary ($30,000 year x 0.5 years)	$15,000
Legal, Accounting & Miscellaneous	$10,000
Total	$80,000

Currently, we have no funds with which to initiate the training process and we have no current plans to raise such funds until we become a publicly traded entity; however, there is no guarantee that we will ever become publicly traded or that the financing we need will be available when needed.

22

Liquidity

We intend to provide funding for our activities, if any, through a combination of the private placement of its equity securities, the public sales of equity securities and borrowing from commercial lenders or our president.  Our president has orally agreed to provide us necessary funding to maintain minimal operations for the short term duration and fund the cost of our becoming a public company. We have no agreement, commitment or understanding to secure any such funding from any other source.  Long term, longer than 12 months, we will need to raise financing to maintain our operations, mainly through the sales of equity securities and borrowing from commercial lenders, as we build our company with the ultimate goal of earning substantial revenues.

As of the date of this Prospectus, we believe, for the short term, which is less than 12 months, to have sufficient funds to maintain minimal operations.  We currently have cash on hand in the amount of $9,555 , and our president will lend us any additional amount that is needed to maintain our operations.

There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds.  Our inability to obtain additional cash could have a material adverse affect on our financial position, results of operations and its ability to continue in existence.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of Operations for the Period Ending October 31, 2010.

We did not earn any revenues from our inception on March 15, 2010 to October 31, 2010.  We incurred operating expenses in the amount of $13,189 for the period from our inception on March 15, 2010 to October 31, 2010.  These operating expenses were comprised of office, general and professional fees relating to our incorporation and business development.

Results of Operations for the Year Ending October 31, 2011

We did not earn any revenues for the year ending October 31, 2011.  We incurred operating expenses in the amount of  $9,627 for the  year ending  October 31, 2011.  These operating expenses were comprised of office, general and professional fees.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal.  Our directors and executive officers are as follows:

Name	Age	Position
Ms. Roxana Gloria Candela Calixto	32	President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer, Chief Financial Officer and Director.

Biographical Information

Set forth below is a brief description of the background and business experience of our sole officer and director for the past five years.

Ms. Calixto is responsible for establishing and implementing our business model.  She has served as our sole officer and director since inception.  Ms. Calixto is responsible for the strategic direction and our overall day-to-day operations.  She has a degree in Economics from the Universidad Ricardo Palma.   Since 2005 to present, Ms. Calixto has been a customer service representative at the Banco de Credito BCP.  Through her contacts Ms. Calixto has experience with the production of shows in Peru as well as a network of individuals she can approach to assist with the development of our business plan.  She devotes approximately 15 hours a week to our business.

Family Relationships

There are no family relationships among our officers or directors.

Independent Directors

The rules of the SEC require that we, because we are not listed on any national securities exchange, choose a definition of director “independence” for purposes of determining which directors are independent.  We have chosen to follow the definition of independence as determined by the Marketplace Rules of The Nasdaq National Market (“NASDAQ”).  Pursuant to NASDAQ’s definition, we do not have any independent directors.

Legal Proceedings

No officer, director or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

-	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
-	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
-

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

-

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on March 15, 2010 to October 31,  2011 (our fiscal year end).

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compensation	Total
Roxana Gloria Candela Calixto	CEO	2010	0	0	0	0	0	0	0	0
		2011	0	0	0	0	0	0	0	0

To date, we have not compensated any of our directors with cash, shares or options.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Employment Agreements

We do not have any employment agreements.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is IV Etapa Pachacamac, MZ H2 Lot 31 Barrio 2, Sector 1, Villa el Salvador, Lima, Peru.

Shareholders	# of Shares	Percentage
Roxana Gloria Candela Calixto	5,000,000	62.5
All directors and executive officers as a group [1 person]	5,000,000	62.5

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 8,000,000 shares of common stock outstanding as of  October 31, 2011.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

·

Any of our directors or officers;

·

Any person proposed as a nominee for election as a director;

·

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

·

Our sole promoter, Roxana Gloria Candela Calixto;

·

Any relative or spouse of any of the foregoing persons who has the same house as such person;

·

Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our sole officer and our directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

INKA PRODUCTIONS CORP.

(A Development Stage Company)

FINANCIAL STATEMENTS

OCTOBER 31, 2011

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Inka Productions Corp.

(A Development Stage Company)

We have audited the accompanying balance sheets of Inka Productions Corp. (a development stage company) as of October 31, 2011 and 2010 and the related statements of operations, changes in stockholders' deficit, and cash flows for the year ended October 31, 2011 and for the period from March 15, 2010 (inception) through October 31, 2010 and for the period from March 15, 2010 (inception) to October 31, 2011.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inka Productions Corp. as of October 31, 2011 and 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern.  Management's plans regarding those matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

January 27, 2012

INKA PRODUCTIONS CORP.

(A Development Stage Company)

BALANCE SHEETS

	October 31, 2011	October 31, 2010

ASSETS

CURRENT ASSETS
Cash	$ 7,903	$ 1,312
TOTAL CURRENTASSETS	$ 7,903	$ 1,312

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 16,126	$ 11,249
Due to related party (Note 5)	11,593	252
TOTAL CURRENT LIABILITIES	$ 27,719	$ 11,501

STOCKHOLDERS’ EQUITY (DEFICIT )
Capital stock (Note 4)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued andoutstanding
8,000,000 shares of common stock	8,000	8,000
Additional Paid in Capital	(5,000)	(5,000)
Deficit accumulated during the development stage	(22,816)	(13,189)
Total Stockholders’ Equity (Deficit)	(19,816)	(10,189)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$ 7,903	$ 1,312

The accompanying notes are an integral part of these financial statements.

INKA PRODUCTIONS CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

	Year ended October 31, 2011	Inception to October 31, 2010	March 15, 2010 (date of Inception) to October 31, 2011

EXPENSES

Office and general	$ (996)	$ (440)	$ (1,436)
Professional fees	(8,631)	(12,749)	(21,380)

NET LOSS	$ (9,627)	$ (13,189)	$ (22,816)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$ 0.00	$ 0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED COMMON SHARES OUTSTANDING	8,000,000	7,839,130

The accompanying notes are an integral part of these financial statements.

INKA PRODUCTIONS CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (March 15, 2010) TO OCTOBER 31, 2011

	Common Stock			Deficit Accumulated During the Development Stage	Total
	Number of shares	Amount	Additional Paid-in Capital
Founder’s shares	5,000,000	$ 5,000	$ (5,000)	$ -	$ -
Common stock issued for cash at $0.001 per share
- March 2010	3,000,000	3,000	-	-	3,000

Net Loss for the year ended October 31, 2010	-	-	-	(13,189)	(13,189)
Balance, October 31, 2010	8,000,000	$ 8,000	$ (5,000)	$ (13,189)	$ (10,189)

Net Loss for the year ended October 31, 2011	-	-	-	(9,627)	(9,627)
Balance, October 31, 2011	8,000,000	$ 8,000	$ (5,000)	$ (22,816)	$ (19,816)

The accompanying notes are an integral part of these financial statements.

INKA PRODUCTIONS CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

	Year ended October 31, 2011	March 15, 2010 (date of Inception) to October 31, 2010	March 15, 2010 (date of Inception) to October 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (9,627)	$ (13,189)	$ (22,816)
Adjustment to reconcile net loss to net cash provided by(used in) operating activities
Increase in Accounts Payables	4,877	11,249	16,126

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(4,750)	(1,940)	(6,690)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	3,000	3,000
Increase in shareholder loan	11,341	252	11,593

NET CASH PROVIDED BY FINANCING ACTIVITIES	11,341	3,252	14,593

NET INCREASE IN CASH	6,591	1,312	7,903

CASH, BEGINNING OF PERIOD	1,312	-	-

CASH, END OF PERIOD	$ 7,903	$ 1,312	$ 7,903

Supplemental cash flow information and noncash financing activities: Cash paid for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -
Non-cash Activity:
Issuance of Founder's shares	$ -	$ 5,000	$ 5,000

The accompanying notes are an integral part of these financial statements.

INKA PRODUCTIONS CORP.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2011

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Inka Productions Corp. was incorporated pursuant to the laws of the State of Nevada on March 15, 2010.  The Company intends to commence business operations by producing and performing traditional Peruvian dances both in Peru and the United States.

It is a development stage company that has limited operating history and has earned no revenues.  Since the inception, the company has devoted its activities to the following: developing a business plan, determining the market for the company services, developing a business marketing plan and capital formation.  Inka Productions Corp. (“Company”) is in the initial development stage and has incurred losses since inception totaling $22,816.

The Company has established a fiscal year end of October 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ deficit and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have sufficient cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company has a negative Equity since Inception (March 15, 2010) through October 31, 2011, of $22,816. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing common shares. As of October 31, 2011, the Company had issued 3,000,000 shares sold at $0.001 per share for net funds to the Company of $3,000. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

The officers and directors have committed to advancing certain operating costs of the Company.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value

In accordance with the requirements of ASC 825 and ASC 820, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Income Taxes

The Company has adopted ASC 740 for reporting purposes. As of October 31, 2011 the Company had net operating loss carry forwards of approximately $7,757 that may be available to reduce future years’ taxable income and will expire beginning in 2028. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carryforwards.

.

INKA PRODUCTIONS CORP.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2011

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued ASC 718 and 505 “Share Based Payment.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted ASC 718 and 505 upon creation of the company and expenses share based costs in the period incurred.

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after October 31, 2011 15, 2010.  The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, which provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. ASU No. 2009-13 is effective beginning January 1, 2011. The adoption of this ASU did not have a material impact on our financial statements.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. The adoption of this ASU did not impact the Company's results of operations or financial condition.

Effective October 31, 2011, the Company adopted the FASB Accounting Standards Codification ("ASC") 105-10, Generally Accepted Accounting Principles—Overall ("ASC 105-10"). ASC 105-10 establishes the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASUs"). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout these consolidated financials have been updated for the Codification.

INKA PRODUCTIONS CORP.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

October 31, 2011

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The recorded values of long-term debt approximate their fair values, as interest approximates market rates. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

•         Level 1. Observable inputs such as quoted prices in active markets;

•         Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

•         Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments are cash, accounts receivable, and accounts payable. The recorded values of cash, accounts receivable, and accounts payable approximate their fair values based on their short-term nature.

The following table presents assets that were measured and recognized at fair value as of August 31, 2011 and the year then ended on a recurring basis:

Total
Realized
Description	Level 1	Level 2	Level 3	Loss
	$-	$-	$-	$-
Totals	$-	$-	$-	$-

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 8,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of October 31, 2011 the Company has not granted any stock options and has not recorded any stock-based compensation.

On March 15, 2010, a director of the Company was issued 5,000,000 Founder’s shares of the common stock in the Company at $0.001 per share in exchange for services rendered.  No cash was paid for the founders shares.

Between March 24 and March 30, 2010 the company issued a further 3,000,000 Common shares at $0.001 for $3,000 in cash.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of October 31, 2011 and 2010 the balance of the Company received advances from a Director in the amount of $11,593 and $252 respectively. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 6 – INCOME TAXES

The Company has evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission. The Company has determined that there were no such events that warrant disclosure or recognition in the financial statements.

3,000,000 SHARES
COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.